Exhibit 10.20

                                    RESTATED
                         NEGOTIABLE CREDIT LINE (DEMAND)
                                 PROMISSORY NOTE



$ 290,000.00                                       As of :       July 9, 2004
                                                                 ------------
                                                            New York, New York

      FOR VALUE RECEIVED, the undersigned, Drinks Americas Inc., a corporation organized and validly existing pursuant to the laws of the State of Delaware ("Payor"), hereby unconditionally promises to pay to the order of Fredrick Schulman, as agent ("Payee"), at the office of Payee, at 241 Fifth Avenue, Suite 302, New York, NY 10016, or at such other place as the holder of this Note ("Holder") may from time to time designate in writing, in lawful money of the United States of America, the principal sum of up to $ 290,000.00 based on sums actually borrowed hereunder. Payments on account of interest on the outstanding balance hereunder from time to time at the rate of 10% per annum shall be made on a quarterly basis. The principal sum(s) due hereunder shall be payable in whole or in part upon demand by Payee.

      This Note represents a line of credit of a maximum of $290,000 (the "Maximum") with Payor having the right to draw down up to the Maximum for a period of up to 180 days from the date hereof.

      If Payee, in its sole discretion so elects, following the occurrence and during the continuance of an Event of Default (as defined below), interest on the unpaid principal balance of this Note shall accrue at the highest rate allowed by law, but in no event greater than 24 % per annum.

      Payor shall have the right to prepay this Note, in whole or in part, at any time without premium or penalty.

      In the event of the occurrence of Event of Default (as defined below), the entire principal amount of this Note together with any accrued interest thereon, shall immediately become due and payable upon five (S) days prior written notice.

         Each of the following events shall constitute an "Event of Default" as used herein:

            (a) the failure to make payment of this Note upon the demand of Payee;
            (b) the failure to make any payment of interest of this Note, when due, by acceleration or for any other reason; or
            (c) the Payor shall (i) admit in writing its inability to pay its debts as they mature; or (ii) make a general assignment for the benefit of creditors; or (iii) be adjudicated a bankrupt or insolvent; or (iv) file a voluntary petition in bankruptcy or insolvency law or statute of the United States of America or any state or subdivision by any court to take charge of its affairs and such appointment is not vacated, stayed or discharged within sixty (60) days thereafter;

         Payee's rights, remedies and powers, as provided in this Note are cumulative and concurrent and may be pursued singly, successively or together against Payor, the Collateral and any other security given at any time to secure the payment hereof, all at the sole discretion of Payee. Additionally, Payee may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Payee's sole discretion. Failure of Payee at any one time, for a period of time or on more than one occasion to exercise any of its rights or remedies hereunder or at law or in equity shall not constitute a waiver of the right to exercise the same right or remedy at any time thereafter. Any and all waivers must be in writing to be effective.
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      If any suit or action is instituted or attorneys are employed to collect this Note or any part thereof, Payor hereby promises and agrees to pay all costs of collection and legal expenses, including reasonable attorney's fees and court costs.

      Payor hereby waives presentment for payment, protest and demand, and notice of demand, protest, dishonor and nonpayment of this Note.

      THIS NOTE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS. PAYOR IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDINGS BASED UPON, OR RELATED TO, THIS NOTE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY PAYOR AND PAYOR ACKNOWLEDGES THAT NEITHER PAYEE NOR ANY PERSON ACTING ON BEHALF OF PAYEE HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT.

      Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such provisions of this Note. Whenever in this Note reference is made to Payee or Payor, such reference shall be deemed to include, as applicable, a reference to their respective successors, assigns, heirs and estates, to which the provisions of this Note shall be binding upon and shall inure to benefit of.

      This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

      IN WITNESS WHEREOF, Payor has executed this Note as of the day and year first written above.

                                              Drinks Americas, Inc.


                                              By:
                                                 -------------------------------
                                                 Patrick Kenny, Pres.